EXHIBIT 3.13

Secretary  of  State                                              FILED
State  of  Wyoming                                         JAN 7 99 3 4 0 9 2 6
The  Capitol
Cheyenne,  WY  82002-0020                                        WYOMING
98-333600  D                                                 SECRETARY OF STATE


                             ARTICLES OF CORRECTION
                         OF GLASSMASTER INDUSTRIES INC.

               ==================================================

1. The document to be corrected is: Application for Certificate of Registration and Articles of Continuance, filed with the Secretary of State on:
April  24,  1998.

2. The incorrect statement is: The aggregate number of shares or other ownership units which it has authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

NUMBER  OF SHARES           CLASS           SERIES           PAR VALUE PER SHARE
50,000,000                  Common           N/A                   Nil

3. The reason it is incorrect or manner in which the execution was defective: The Application for Certificate of Registration and Articles of Continuance erroneously stated that the Corporation had an aggregate number of shares or other ownership units which it has the authority to issue of 50,000,000 common shares. The correct number of authorized common shares is 1000,000,000. Prior to its continuance to Wyoming, corporation increased its authorization shares from 50,000,000 to 100,000,000.

4. The correct statement is: The aggregate number of shares or other ownership which it has authority to issue, itemized by class, par value of shares, shares without par value and series, if any, within a class is:

NUMBER  OF  SHARES          CLASS          SERIES          PAR  VALUE  PER SHARE
1000,000,000                Common          N/A                    Nil


Date:  Jan.  6,  1998
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                                                 Signed:  /s/  William A Burke
                                                        ------------------------
                                                         William A. Burke

                                                 Title:  President
                                                        ------------------------
********************************************************************************
                                                                        [STAMP:
                                                                        RECEIVED
                                                                      JAN 7 1999
                                                                       SECRETARY
                                                                        OF STATE
                                                                        WYOMING]

Filing  Fee:  $25.00

1. The document may be executed by the Chairman of the Board, President or another one of the officers.

2.   The  document  shall  be  accompanied by one (1) exact or conformed copy.


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